NEWS RELEASE

For Immediate Release

For more information:
Michael T. Vea, Chairman, President and CEO - 812-464-9604
Charles A. Caswell, Chief Financial Officer - 812-461-5952
Gretchen Dunn, Shareholder Relations - 812-464-9677

INTEGRA BANK REPORTS 45% INCREASE IN 4th QUARTER NET INCOME

-	Net Income Rises 45% From Fourth Quarter 2003 To $7.1 Million

-	Commercial Lending Propels $54 Million Loan Growth During The Quarter

-	Net Interest Margin Improves 81 Basis Points From Fourth Quarter 2003 To 3.71%

-	Valuable Core Deposit Balances Grow $110 Million, Or 11.4%, In 2004

-	Solid Credit Quality Trends Continue - Non-Performing Assets Fall By $3.5 Million, or 15.8%, In 2004

EVANSVILLE, INDIANA – January 24, 2005 – Integra Bank Corporation (Nasdaq: IBNK) today reported 2004 fourth quarter net income of $7.1 million, or $0.41 per diluted share. This represents a $2.2 million, or 45.4% increase, in net income from the same quarter 2003 result of $0.28 per diluted share. The stronger performance was driven, in part, by an 81 basis point improvement in the net interest margin to 3.71% on a fully tax equivalent basis, lower non-performing assets and solid credit trends. This contributed, in part, to a $0.7 million reduction in provision expense, and a $110 million increase in valuable core deposits.

Return on assets and return on equity were 1.04% and 13.49%, respectively, for the fourth quarter of 2004 compared to 1.01% and 13.67% for the third quarter of 2004 and 0.65% and 8.33% for the fourth quarter of 2003.

For the full year of 2004, net income was $(6.6) million compared with $17.8 million in 2003. Return on assets and return on equity were (0.24)% and (3.15)% in 2004 compared with 0.60% and 7.56%, respectively, in 2003. Management believes that comparisons on a full year basis are not meaningful as a result of a $57 million charge taken in the first quarter of 2004 in connection with prepayment penalties on long-term debt. Additional information comparing results on a full-year basis is contained later in this release.

“For the past nine months, our efforts have been focused on keeping our promises to shareholders and customers by focusing on our customers, analyzing and streamlining our operations, managing risk, and ultimately, utilizing our capital more efficiently,” said Michael T. Vea, Chairman, President and Chief Executive Officer.

“This quarter’s results reflect good loan and valuable core deposit growth, continued positive credit trends, lower expenses and sound balance sheet management. We have built the platform and now are seeing many successful signs from our growth initiatives,” Vea pointed out.

“We are also excited about the initial reaction to our new banking center that we opened in Henderson, Kentucky in mid-December. Located just across the Ohio River from Evansville, this marks the fourth new banking center that we opened in 2004. Providing our customers with a consistently high level of service quality and convenience will continue to be the foundation for future growth,” Vea added.

Net operating income, which excludes the effect of asset and branch sales, debt extinguishment costs, securities gains (losses) and severance expense, was $7.1 million, or $0.41 per diluted share, in the fourth quarter. That represented a 58 percent increase over the $4.5 million, or $0.26 per diluted share, from the same quarter last year. Representing a 49 percent increase, 2004 full-year net operating income was $25.1 million or $1.45 per diluted share compared with $16.8 million or $0.98 per diluted share in 2003.

Solid Growth in Commercial Loans and Valuable Core Deposits

Total loan balances for the fourth quarter of 2004 grew $54 million, or 13.4% annualized. Commercial lending led the increase by growing $61 million in the quarter and more than offset a $2 million seasonal decline in consumer loans and $5 million runoff in the mortgage loan portfolio. Most of the commercial loan growth occurred late in the quarter, which had the impact of muting the growth observed in average loan balances in the quarter. Integra’s commercial real estate initiatives played a major role in driving growth in the quarter. Total loan balances ended 2004 $34 million lower than the start of the year.

Total loan average balances were $16 million lower than the previous quarter, and $78 million below the same quarter a year ago, due to lower commercial and mortgage loan average balances. Consumer loan average balances grew by $1 million in the past quarter and by $18 million, or 4.9%, from the fourth quarter of 2003.

During the fourth quarter, valuable core deposits (defined as money market, demand deposit and savings accounts) balances increased over both year-earlier and previous quarter levels. They grew $56 million, or 5.4% in the quarter and by $110 million, or by 11.4% for the year. Non-interest bearing deposits represented $38 million of the $110 million increase, growing 17.3% in 2004. Total deposit balances grew $49 million in the fourth quarter and $84 million for the year.

Valuable core average deposit balances grew by $22 million in the fourth quarter of 2004, or 8.5% annualized and by $68 million or 6.9% from the same quarter a year earlier. Non-interest bearing average deposit balances grew at a 9.7% rate, or $22 million, from the fourth quarter of 2003 to the fourth quarter of 2004.

“At the end of the third quarter, we indicated that we were viewing our commercial loan pipeline with increasing confidence,” commented Vea. “Although it happened a little later in the quarter than we had hoped, it is gratifying to see the pipeline translate into new loans. Our valuable core deposit growth also continues to be a bright spot in our execution.”

Net Interest Margin Improves 81 Basis Points to 3.71%

Integra’s net interest margin on a tax-equivalent basis was 3.71% for the fourth quarter of 2004, an 81 basis point increase from the fourth quarter of 2003, but 2 basis points below the third quarter of 2004. Comparisons to the fourth quarter of 2003 are impacted by Integra’s balance sheet restructuring which occurred late in the first quarter of 2004.

Compared to the same quarter a year ago, loan yields were 25 basis points higher, averaging 5.98%; securities yields were 12 basis points higher, averaging 4.71%; and interest bearing liabilities were 59 basis points lower, averaging 2.02%.

Net interest income on a tax-equivalent basis totaled $22.9 million for the fourth quarter, a 15.3% increase over the $19.9 million reported for the same period a year ago, but was $0.1 million lower than the previous quarter. Interest income in the third quarter of 2004, on a tax-equivalent basis, benefited from a $0.2 million recovery of back interest from a municipal security that had previously been on nonaccrual status. Interest income in the fourth quarter of 2004, on a tax-equivalent basis, benefited from a $0.8 million recovery of back interest and margin related fees on a loan that had previously been on nonaccrual status and contributed approximately 13 basis points to the net interest margin in the quarter.

“While we enjoyed the lift in the margin from a couple of credit recoveries over the past two quarters, our expectations are that the margin should be in a range around 3.55% for the next couple of quarters,” Vea explained.

Non-Interest Income Benefited By Stronger Service Fee Revenue

Fourth-quarter non-interest income totaled $7.0 million compared with $7.8 million for the fourth quarter of 2003 and $7.1 million for the third quarter of 2004. There were negligible securities gains and losses in each of the last two quarters, while there was a gain of $0.5 million in the fourth quarter of 2003. The decline in non-interest income in the year-over-year quarterly comparison was primarily due to $0.4 million lower mortgage related fee revenue, which was partially offset by a $0.3 million, or a 5.6% increase, in service fee revenue.

Non-Interest Expense

Fourth-quarter non-interest expense totaled $19.8 million. This compares with $19.8 million in the year-ago quarter and $20.3 million in the third quarter of 2004.

Non-interest expense for the fourth quarter of 2004 included $0.3 million of expense related to the four new branches that opened in 2004. There was no similar expense in the year-ago quarter, and $0.3 million in the third quarter of 2004. In addition, combined debit and credit card processing expense was $0.1 million higher in the fourth quarter of 2004 compared with the same quarter in 2003. Finally, audit fees were $0.1 million greater in the fourth quarter of 2004 compared to both the year-ago quarter and the third quarter of 2004, primarily due to additional costs related to Sarbanes - Oxley compliance testing.

Credit Quality

Non-performing assets totaled $18.8 million at December 31, 2004, representing a $3.5 million decrease from a year ago, and a $2.0 million decrease from September 30, 2004.

The non-performing loans to total loans ratio was 1.11%, 1.24% and 1.08% at December 31, 2004, September 30, 2004 and December 31, 2003, respectively.

Net charge-offs were 26 basis points of average loans in the fourth quarter of 2004 compared with 26 basis points in the fourth quarter of 2003 and 14 basis points in the third quarter of 2004. For the full year, net charge-offs were 15 basis points compared with 25 basis points in 2003.

The allowance for loan losses to average total loans was 1.47% in the fourth quarter of 2004, 1.50% in the third quarter of 2004 and 1.50% for the fourth quarter of 2003.

Conference Call

Integra executive management will hold a conference call to discuss the contents of this news release, as well as business highlights and financial outlook, on Tuesday, January 25, 2005, at 10:00 a.m. CST. The telephone number for the conference call is (800) 559-2403. The conference call also will be available by webcast within the Investor Relations section of the company’s web site, http://www.integrabank.com.

About Integra

Headquartered in Evansville, Integra Bank Corporation is the parent of Integra Bank N.A. With assets of $2.8 billion at December 31, 2004, Integra currently operates 76 banking centers and 121 ATMs at locations in Indiana, Kentucky, Illinois and Ohio. Integra is committed to providing the highest level of customer service to its retail, small business and corporate customers through its offices, ATMs and online banking services. For retail customers, Integra Bank N.A. offers telephone and Internet banking through its BANK ANYTIME service. Integra also offers BUSINESS BANKNET online banking for its business customers. Integra Bank Corporation’s common stock is listed on the Nasdaq National Market under the symbol IBNK. Additional information may be found at the company’s web site, http://www.integrabank.com.

Safe Harbor

Certain statements made in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words “may,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “intend,” and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following without limitation: general, regional, and local economic conditions and their effect on interest rates, the company and its customers; credit risks and risks from concentrations (geographic and by industry) within the loan portfolio; changes in regulations or accounting policies affecting financial institutions; the costs and effects of litigation and of unexpected or adverse outcomes of such litigation; technological changes; acquisitions and integration of acquired business; the failure of assumptions underlying the establishment of resources for loan losses and estimations of values of collateral and various financial assets and liabilities; the outcome of efforts to manage interest rate or liquidity risk; competition; and acts of war or terrorism. The company undertakes no obligation to release revisions to these forward-looking statements or to reflect events or conditions occurring after the date of this release.

This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). Integra’s management uses these non-GAAP measures in their analysis of the company’s performance. These measures typically adjust GAAP performance to exclude other significant gains, losses, or expenses that are unusual in nature and not expected to recur. Since these items and their impact on Integra’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of Integra’s core businesses. These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Summary Operating Results Data

Here is a summary of Integra Bank Corporation fourth quarter and full year 2004 operating results:

Diluted net income per share of $0.41 for fourth quarter and $(0.38) for the year ended December 31, 2004

•	Compared with $(1.57), $0.38, $0.40 for first, second and third quarters 2004

•	Compared with $0.28 for fourth quarter 2003

•	Compared with $1.03 for year 2003

Return on assets of 1.04% for fourth quarter and (0.24)% for year 2004

•	Compared with 1.01% for third quarter 2004

•	Compared with 0.65% for fourth quarter 2003

•	Compared with 0.60% for year 2003

Return on equity of 13.49% for fourth quarter and (3.15)% for year 2004

•	Compared with 13.67% for third quarter 2004

•	Compared with 8.33% for fourth quarter 2003

•	Compared with 7.56% for year 2003

Net interest margin of 3.71% for fourth quarter and 3.52% for year 2004

•	Compared with 3.73% for third quarter 2004

•	Compared with 2.90% for fourth quarter 2003

•	Compared with 2.87% for year 2003

Allowance for loan losses of $23.8 million or 1.47% of average loans at December 31, 2004

•	Compared with $24.6 million or 1.50% at September 30, 2004

•	Compared with $25.4 million or 1.50% at December 31, 2003

•	Equaled 128.3% of non-performing loans at December 31, 2004 compared with 123.3% at September 30, 2004 and 138.9% at December 31, 2003

Non-performing loans of $18.5 million or 1.11% of loans at December 31, 2004

•	Compared with $19.9 million or 1.24% of loans at September 30, 2004

•	Compared with $18.3 million or 1.08% at December 31, 2003

Annualized net charge-off rate of 0.26% for fourth quarter and 0.15% for year 2004

•	Compared with 0.14% for third quarter 2004

•	Compared with 0.26% for fourth quarter 2003

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	December 31,
	2004	2003

ASSETS
Cash and due from banks	$71,770	$66,285
Federal funds sold and other short-term investments	64	8,658
Loans held for sale (at lower of cost or market value)	1,173	242
Securities available for sale	834,034	1,006,986
Loans:
Commercial loans	871,652	903,296
Consumer loans	390,433	372,962
Mortgage loans	403,239	423,430
Less: Allowance for loan losses	(23,794)	(25,403)

Net loans	1,641,530	1,674,285
Premises and equipment	50,233	54,563
Goodwill	44,839	44,839
Other intangible assets	8,697	10,309
Other assets	104,825	92,127

TOTAL ASSETS	$2,757,165	$2,958,294

LIABILITIES
Deposits:
Non-interest-bearing demand	$257,963	$219,983
Savings & interest checking	597,201	537,330
Money market	222,903	210,289
Certificates of deposit and other time deposits	818,474	845,028

Total deposits	1,896,541	1,812,630
Short-term borrowings	174,933	253,978
Long-term borrowings	457,359	638,698
Other liabilities	19,041	19,996

TOTAL LIABILITIES	2,547,874	2,725,302

SHAREHOLDERS’ EQUITY
Preferred stock - 1,000 shares authorized - None outstanding
Common stock - $1.00 stated value - 29,000 shares authorized	17,375	17,311
Additional paid-in capital	126,977	125,789
Retained earnings	64,481	83,510
Unvested restricted stock	(578)	(292)
Accumulated other comprehensive income	1,036	6,674

TOTAL SHAREHOLDERS’ EQUITY	209,291	232,992

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,757,165	$2,958,294

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2004	2004	2004	2004	2003

INTEREST INCOME
Interest and fees on loans and leases	$24,468	$23,836	$23,532	$23,487	$24,513
Interest and dividends on securities	9,019	8,984	8,123	10,658	10,698
Interest on loans held for sale	48	44	53	34	43
Interest on federal funds sold and other investments	37	17	19	12	15

Total interest income	33,572	32,881	31,727	34,191	35,269

INTEREST EXPENSE
Interest on deposits	6,971	6,396	6,133	6,252	6,601
Interest on short-term borrowings	603	644	504	456	646
Interest on long-term borrowings	3,846	3,712	3,521	8,866	9,174

Total interest expense	11,420	10,752	10,158	15,574	16,421

NET INTEREST INCOME	22,152	22,129	21,569	18,617	18,848
Provision for loan losses	350	150	155	650	1,000

Net interest income after provision for loan losses	21,802	21,979	21,414	17,967	17,848

NON-INTEREST INCOME
Service charges on deposit accounts	3,155	3,272	3,199	2,788	3,008
Trust income	498	506	525	496	516
Other service charges and fees	1,901	2,073	2,159	1,994	2,415
Securities gains (losses)	(25)	5	(703)	5,200	537
Gain (Loss) on sale of other assets	(50)	50	1,184	176	60
Other	1,496	1,193	1,152	1,363	1,258

Total non-interest income	6,975	7,099	7,516	12,017	7,794

NON-INTEREST EXPENSE
Salaries	7,506	7,737	7,903	7,868	8,230
Commissions and incentives	967	981	1,016	1,359	1,038
Other benefits	1,870	1,820	1,860	2,020	1,751
Occupancy	1,743	1,713	1,579	1,590	1,259
Equipment	947	1,008	1,020	1,077	1,088
Debt prepayment fees	—	—	—	56,998	—
Low income housing expense	538	552	551	552	494
Other	6,185	6,478	6,641	6,101	5,968

Total non-interest expense	19,756	20,289	20,570	77,565	19,828

Income (loss) before income taxes	9,021	8,789	8,360	(47,581)	5,814
Income taxes expense (benefit)	1,942	1,905	1,705	(20,343)	945

NET INCOME (LOSS)	$7,079	$6,884	$6,655	$(27,238)	$4,869

Earnings per share:
Basic	$0.41	$0.40	$0.38	$(1.57)	$0.28
Diluted	0.41	0.40	0.38	(1.57)	0.28

Weighted average shares outstanding:
Basic	17,337	17,328	17,312	17,297	17,287
Diluted	17,437	17,378	17,368	17,297	17,310

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003

INTEREST INCOME
Interest and fees on loans and leases	$24,468	$24,513	$95,323	$100,828
Interest and dividends on securities	9,019	10,698	36,784	41,776
Interest on loans held for sale	48	43	179	451
Interest on federal funds sold and other investments	37	15	85	60

Total interest income	33,572	35,269	132,371	143,115

INTEREST EXPENSE
Interest on deposits	6,971	6,601	25,752	29,995
Interest on short-term borrowings	603	646	2,207	2,613
Interest on long-term borrowings	3,846	9,174	19,945	38,265

Total interest expense	11,420	16,421	47,904	70,873

NET INTEREST INCOME	22,152	18,848	84,467	72,242
Provision for loan losses	350	1,000	1,305	4,945

Net interest income after provision for loan losses	21,802	17,848	83,162	67,297

NON-INTEREST INCOME
Service charges on deposit accounts	3,155	3,008	12,414	11,628
Trust income	498	516	2,025	2,035
Other service charges and fees	1,901	2,415	8,127	8,830
Securities gains (losses)	(25)	537	4,477	3,052
Gain (Loss) on sale of other assets	(50)	60	1,360	1,231
Other	1,496	1,258	5,204	6,017

Total non-interest income	6,975	7,794	33,607	32,793

NON-INTEREST EXPENSE
Salaries	7,506	8,230	31,014	30,180
Commissions and incentives	967	1,038	4,323	4,032
Other benefits	1,870	1,751	7,570	8,135
Occupancy	1,743	1,259	6,625	5,909
Equipment	947	1,088	4,052	4,361
Debt prepayment fees	—	—	56,998	1,243
Low income housing expenses	538	494	2,193	2,570
Other	6,185	5,968	25,405	25,837

Total non-interest expense	19,756	19,828	138,180	82,267

Income (loss) before income taxes	9,021	5,814	(21,411)	17,823
Income taxes expense (benefit)	1,942	945	(14,791)	58

NET INCOME (LOSS)	$7,079	$4,869	$(6,620)	$17,765

Earnings per share:
Basic	$0.41	$0.28	$(0.38)	$1.03
Diluted	0.41	0.28	(0.38)	1.03

Weighted average shares outstanding:
Basic	17,337	17,287	17,318	17,285
Diluted	17,437	17,310	17,318	17,300

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA
(In thousands, except for per share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2004	2004	2004	2004	2003
EARNINGS DATA
Net Interest Income (tax-equivalent)	$22,910	$22,967	$22,362	$19,558	$19,864
Net Income (Loss)	7,079	6,884	6,655	(27,238)	4,869
Basic Earnings Per Share	0.41	0.40	0.38	(1.57)	0.28
Diluted Earnings Per Share	0.41	0.40	0.38	(1.57)	0.28
Dividends Declared	.160	.160	.160	.235	.235
Book Value	12.05	11.91	11.19	11.76	13.46
Tangible Book Value	8.96	8.80	8.06	8.60	10.27

PERFORMANCE RATIOS
Return on Assets	1.04%	1.01%	0.99%	(3.76)%	0.65%
Return on Equity	13.49	13.67	13.38	(47.20)	8.33
Net Interest Margin (tax-equivalent)	3.71	3.73	3.66	2.94	2.90
Tier 1 Capital to Risk Assets	10.52	10.71	10.16	10.21	11.40
Capital to Risk Assets	12.56	12.90	12.40	12.52	13.16
Tangible Equity to Tangible Assets	5.76	5.81	5.28	5.75	6.13
Efficiency Ratio	64.71	66.15	68.53	76.44	71.62

AT PERIOD END
Assets	$2,757,165	$2,684,355	$2,703,398	$2,648,729	$2,958,294
Interest-Earning Assets	2,500,595	2,436,667	2,426,098	2,396,531	2,715,574
Commercial Loans	871,652	810,849	859,689	857,968	903,296
Consumer Loans	390,433	392,237	385,214	375,489	372,962
Mortgage Loans	403,239	407,899	420,381	420,142	423,430
Total Loans	1,665,324	1,610,985	1,665,284	1,653,599	1,699,688
Deposits	1,896,541	1,847,781	1,824,257	1,816,161	1,812,630
Valuable Core Deposits (1)	1,078,067	1,022,523	1,036,158	993,240	967,602
Interest-Bearing Liabilities	2,270,870	2,217,629	2,244,780	2,178,623	2,485,323
Shareholders’ Equity	209,291	206,856	194,315	203,811	232,992
Unrealized Gains (Losses) on Market Securities (FASB 115)	1,036	2,977	(5,019)	8,565	6,902

AVERAGE BALANCES
Assets	$2,713,627	$2,706,245	$2,705,080	$2,911,819	$2,977,521
Interest-Earning Assets (2)	2,454,084	2,449,899	2,434,566	2,651,509	2,717,691
Commercial Loans	821,419	830,525	866,030	868,730	903,375
Consumer Loans	391,303	390,073	378,602	371,641	372,932
Mortgage Loans	405,691	413,821	419,789	420,656	419,981
Total Loans	1,618,413	1,634,419	1,664,421	1,661,027	1,696,288
Deposits	1,881,730	1,839,713	1,846,671	1,865,993	1,853,579
Valuable Core Deposits (1)	1,053,133	1,031,009	1,016,073	1,007,939	985,118
Interest-Bearing Liabilities	2,234,207	2,240,852	2,244,158	2,417,678	2,500,095
Shareholders’ Equity	208,690	200,371	200,084	232,103	231,960
Basic Shares	17,337	17,328	17,312	17,297	17,287
Diluted Shares	17,437	17,378	17,368	17,297	17,310

(1)	Defined as money market, demand deposit and savings accounts.

(2)	Includes securities available for sale at amortized cost.

(3)	Includes non-performing loans classified as loans held for sale.

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA-con’t
(In thousands, except ratios and yields)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2004	2004	2004	2004	2003
ASSET QUALITY

Non-Performing Assets:
Non Accrual Loans (3)	$17,971	$19,439	$20,018	$19,468	$15,725
Loans 90+ Days Past Due	576	490	738	685	2,566

Non-Performing Loans (3)	18,547	19,929	20,756	20,153	18,291
Other Real Estate Owned	243	862	823	1,266	1,341
Investment Securities	—	—	2,946	2,716	2,692

Non-Performing Assets	$18,790	$20,791	$24,525	$24,135	$22,324

Allowance for Loan Losses:
Beginning Balance	$24,577	$25,007	$25,494	$25,403	$25,520
Provision for Loan Losses	350	150	155	650	1,000
Decrease due to sale of loans	—	—	(299)	—	—
Transfer to reserve for unfunded lending commitments	(76)	—	—	—	—
Recoveries	222	547	904	646	352
Loans Charged Off	(1,279)	(1,127)	(1,247)	(1,205)	(1,469)

Ending Balance	$23,794	$24,577	$25,007	$25,494	$25,403

Ratios:
Allowance for Loan Losses to Loans	1.43%	1.53%	1.50%	1.54%	1.50%
Allowance for Loan Losses to Average Loans	1.47	1.50	1.50	1.54	1.50
Allowance to Non-performing Loans (3)	128.29	123.32	120.48	126.50	138.88
Non-performing Loans to Loans (3)	1.11	1.24	1.25	1.22	1.08
Non-performing Assets to Loans and Other Real Estate Owned (3)	1.13	1.29	1.47	1.46	1.31
Net Charge-Off Ratio	0.26	0.14	0.08	0.14	0.26

NET INTEREST MARGIN

Yields (tax-equivalent)
Loans	5.98%	5.77%	5.64%	5.65%	5.73%
Securities	4.71	4.84	4.67	4.69	4.59
Other Earning Assets	3.23	3.25	2.66	2.45	2.70

Total Earning Assets	5.55	5.46	5.32	5.28	5.29

Cost of Funds
Interest Bearing Deposits	1.70	1.60	1.53	1.54	1.61
Other Interest Bearing Liabilities	2.88	2.62	2.48	4.68	4.44
Total Interest Bearing Liabilities	2.02	1.89	1.81	2.56	2.61

Total Interest Expense to Earning Assets	1.84	1.73	1.66	2.34	2.39

Net Interest Margin	3.71%	3.73%	3.66%	2.94%	2.90%

(1)	Defined as money market, demand deposit and savings accounts.

(2)	Includes securities available for sale at amortized cost.

(3)	Includes non-performing loans classified as loans held for sale.

RECONCILIATION TABLE - ADJUSTED NON-INTEREST INCOME AND EXPENSE
(In thousands)

	Three Months Ended			% Change
	December 31,	September 30,	December 31,	Previous	Previous
	2004	2004	2003	Quarter	Year

Non-interest income as reported	$6,975	$7,099	$7,794
Less Securities gains (losses)	(25)	5	537

Adjusted non-interest income	$7,000	$7,094	$7,257	(1.33)	(3.54)

Non-interest expense as reported	$19,756	$20,289	$19,828
Less Severance pay expense	33	51	77

Adjusted non-interest expense	$19,723	$20,238	$19,751	(2.54)	(0.14)

RECONCILIATION TABLE - NET OPERATING INCOME
(In millions, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	December 31,	Percent	December 31,	December 31,	Percent
	2004	2003	Change	2004	2003	Change

Net income (loss)	$7.1	$4.9		$(6.6)	$17.8
Excluding:
Gain on sale of credit cards, net of tax	—	—		1.1	—
Gain on sale of branch, net of tax	—	—		—	1.2
Loss on fixed asset disposition, net of tax	—	—		—	0.2
Securities gains (losses), net of tax	—	0.4		2.7	2.9
Severance pay, net of tax	—	—		0.4	0.1
Trust preferred redemption expense, net of tax	—	—		—	1.6
Debt extinguishment expense, net of tax	—	—		35.1	1.2

Net operating income	$7.1	$4.5	58%	$25.1	$16.8	49%

Diluted net income (loss) per share	$0.41	$0.28		$(0.38)	$1.03
Excluding:
Gain on sale of credit cards, net of tax	—	—		0.06	—
Gain on sale of branch, net of tax	—	—		—	0.07
Loss on fixed asset disposition, net of tax	—	—		—	0.01
Securities gains (losses), net of tax	—	0.02		0.15	0.16
Severance pay, net of tax	—	—		0.02	0.01
Trust preferred redemption expense, net of tax	—	—		—	0.09
Debt extinguishment expense, net of tax	—	—		2.02	0.07

Diluted net operating income per share	$0.41	$0.26	58%	$1.45	$0.98	48%